Exhibit 10.2

EXECUTION VERSION

FORBEARANCE AGREEMENT AND AMENDMENT TO FACILITY AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of May 26, 2020, to that certain Amended and Restated Facility Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), by and among Endologix, Inc., as borrower (“Borrower”), the Lenders party thereto from time to time (collectively, the “Lenders”), and Deerfield Private Design Fund IV, L.P., as agent for itself and the Lenders (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Facility Agreement.

RECITALS

WHEREAS, Borrower, the Lenders and the Agent are parties to the Facility Agreement;

WHEREAS, the Borrower has advised the Agent that the Borrower expects that the financial statements to be attached to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2020 will include a statement in the footnotes thereto that indicates there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date of such financial statements;

WHEREAS, as a result of such statement in the 10-Q, the Company shall have failed to comply with Section 5.1(aa) of the Facility Agreement and accordingly, as of the date such Form 10-Q is filed (the “Default Date”), an Event of Default shall occur and be continuing pursuant to Section 5.4(b) of the Facility Agreement (the “Reporting Default”);

WHEREAS, as a result of the foregoing circumstances, an event of default shall also occur and be continuing under the ABL Credit Agreement, and accordingly an Event of Default shall occur and be continuing pursuant to Section 5.4(h) of the Facility Agreement (the “Cross Default” and, collectively with the Reporting Default, the “Specified Defaults”);

WHEREAS, Borrower has requested that during the Forbearance Period (as hereinafter defined), the Agent and the Lenders party hereto (sometimes referred to herein individually as a “Lender Party,” and collectively as the “Lender Parties”) agree to forbear from exercising any of their Default or Event of Default related rights and remedies against Borrower and the other Loan Parties solely with respect to the Specified Defaults in accordance herewith that would otherwise be exercisable by the Lender Parties but for this Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender Parties are willing to agree to such a forbearance but only on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Confirmation by Borrower of Specified Defaults. Borrower and each other Loan Party each acknowledges and agrees that the Specified Defaults shall constitute Events of Defaults on the Default Date under Sections 5.4(b) and 5.4(h) of the Facility Agreement, and (ii)

no Events of Default or Defaults (other than the Specified Defaults) have occurred and are continuing as of the date hereof.

SECTION 2. Amounts Owing. Each Loan Party acknowledges and agrees that, as of the date hereof, the aggregate principal amount of Loans outstanding under the Facility Agreement is $174,083,043, plus accrued and unpaid interest and fees thereon. Such Obligations, together with all other outstanding Obligations owing pursuant to the terms of the Loan Documents, including interest, fees, expenses and other charges, are validly owing and are not subject to any right of offset, deduction, claim, or counterclaim in favor of any Loan Party.

SECTION 3. Forbearance; Forbearance Default Rights and Remedies.

(a)    Effective as of the date hereof, in reliance upon the representations, warranties and covenants of the Loan Parties contained in this Agreement, and solely upon the terms and subject to the conditions of this Agreement, each of the Lender Parties agrees that until the termination or expiration of the Forbearance Period, such Lender Party will forbear from exercising any of their Default or Event of Default related rights and remedies (whether under the Facility Agreement, any other Loan Document, or at law or in equity) against Borrower, any other Loan Party or any of their subsidiaries or affiliates solely with respect to the Specified Defaults. As used herein, the term “Forbearance Period” shall mean the period beginning on the date hereof and ending on the earlier of (i) a Forbearance Termination Event (as defined below) and (ii) June 15, 2020; provided that, notwithstanding anything to the contrary herein, the Forbearance Period shall terminate automatically and without notice of termination immediately upon (A) the occurrence of any Event of Default (other than the Specified Defaults), or (B) the termination or expiration of any other forbearance granted by another creditor pursuant to the ABL Forbearance Agreement (as defined below).

(b)    The occurrence of any of the following events or circumstances shall immediately and automatically constitute a termination event with respect to the Forbearance Period (each, a “Forbearance Termination Event”) unless waived by the Agent at the request of Lender Parties representing a majority of the principal amount of Loans held by all of the Lender Parties and outstanding under the Facility Agreement:

i.	the occurrence of any Default or Event of Default under the Facility Agreement or any other Loan Document that is not a Specified Default;

ii.

the occurrence of any breach by the Borrower, any Loan Party or any of their respective Subsidiaries of any covenant, term or other provision of this Agreement, including, without limitation, any of the Milestones (As defined below) or other covenants set forth in Section 5 below;

iii.

any representation or warranty made by the Borrower or any Loan Party herein or which is contained in any certificate, document or financial or other statement furnished by the Borrower at any time under or in connection with this Agreement or otherwise shall prove to have been inaccurate in any material respect on or as of the date made;

iv.

the commencement of any action, suit, litigation or other proceeding against the Agent or any Lender Party (i) by any Loan Party; or (ii) by any Person asserting claims relating in any way to any of the Borrower, any Loan Party, the Facility Agreement, the Loan Documents, or the Collateral;

v.

any payment, or setting aside of funds, by the Borrower, any Loan Party, or any of their respective Subsidiaries for the purpose of making any payments, or otherwise transfer any economic value to any direct or indirect equity holder of the Borrower in its capacity as such;

vi.

any payment, or setting aside of funds, by the Borrower, any Loan Party, or any of their respective Subsidiaries, including with respect to interest, principal, fees, expenses, indemnification or otherwise, on account of or in connection with any Indebtedness for borrowed money (other than with respect to the Facility Agreement, the ABL Credit Agreement and Capital Leases existing as of the date hereof) or make any payment with respect to interest or principal on account of any such Indebtedness; or

vii.

the Borrower or any Loan Party shall make or enter into during the Forbearance Period any amendment, waiver, supplement or other modification to any employment agreement or employee compensation plan, in each case, solely to the extent such agreement or compensation plan relates to an Executive Officer (as defined below), or pay or cause to be paid any amount contemplated by such agreements or plans before the date on which such amount becomes due and payable pursuant to the terms of the such agreements or plans, as applicable, (other than in accordance with the terms of such agreements or plans described in Schedule I hereto as in effect immediately prior to the effectiveness of this Agreement or the Company’s 2020 Change of Control Bonus Plan in the form provided to the Agent on or prior to the date hereof (provided that no payments shall be made pursuant to such 2020 Change of Control Bonus Plan unless (i) prior to or concurrently with such payments the Obligations, as well as the “Obligations” under and as defined in the ABL Credit Agreement, shall have been indefeasibly paid in full in cash and (ii) such payments are made in connection with the consummation of an out-of-court transaction and not in connection with, in anticipation of or following an Insolvency Proceeding)) or pay or cause to be paid any bonus, incentive, retention, severance, change of control or termination payments pursuant to the terms of such agreements or plans (other than in accordance with the terms of such agreements or plans as in effect immediately prior to the effectiveness of this Agreement or the Company’s 2020 Change of Control Bonus Plan subject to the limitations above), as applicable, including, without limitation, any transaction or other bonus previously awarded but unpaid (it being understood by the parties hereto that “Executive Officer” means the Borrower’s Chief

Executive Officer, Chief Financial Officer, Chief Administrative Officer, General Counsel, or Principal Accounting Officer).

(c)    Upon the expiration or termination of the Forbearance Period, the agreement of the Lender Parties hereunder to forbear from exercising their respective Default or Event of Default related rights and remedies with respect to the Specified Defaults shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Borrower and the other Loan Parties each waives. Borrower and the other Loan Parties each agree that any or all of the Lender Parties may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Facility Agreement, any other Loan Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults.

(d)    Each of the Lender Parties hereby authorizes and requests that the Agent enter into this Agreement.

(e)    This Agreement is limited in nature and nothing contained herein is intended, or shall be deemed or construed, to (i) constitute a waiver of any Specified Default or any existing or future Defaults or Events of Default (including any Event of Default arising from the Specified Defaults) or compliance with any term or provision of the Loan Documents or at law or in equity, (ii) establish a custom or course of dealing between the Loan Parties, on the one hand, and the Agent and/or any Lender Party, on the other hand, or (iii) waive, alter or impair the obligations or any of the rights or remedies of the Agent or the Lender Parties under the Loan Documents, at law or in equity.

(f)    For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement or in any Loan Document, to the extent that the Facility Agreement or any other Loan Document prohibits, restricts or limits the use of or reliance on any “basket” by any of the Loan Parties or any of their respective Subsidiaries upon the occurrence and during the continuance of a Default or Event of Default, or includes any other limitation, restriction or prohibition on certain actions or inactions that may be taken or omitted or otherwise acquiesced to by or on behalf of the Borrower or any other Loan Party pursuant to the Facility Agreement or any other Loan Document, then, notwithstanding the forbearance provided herein with respect to the Specified Defaults, such prohibition, restriction or limitation shall continue to apply during the Forbearance Period and thereafter so long as the Specified Defaults or any other Default or Event of Default exists, and nothing herein shall be construed as permitting the Loan Parties or any of their Subsidiaries to take any action that is not permitted to be taken, or have any right not allowed, upon the occurrence and during the continuance of a Default or Event of Default pursuant to the terms of the Loan Documents.

(g)    The Borrower and certain of the Loan Parties have the following bank accounts that are no longer in use: (i) account ending in 5279 at Wells Fargo Bank, N.A. in the name of Endologix, Inc.; (ii) account ending in 5311 at Wells Fargo Bank, N.A. in the name of Endologix, Inc.; (iii) account ending in 8640 at SVB Bank in the name of Trivascular, Inc.; (iv) account ending in 8709 at SVB Bank in the name of Trivascular, Inc.; and (v) account ending in 7400 at SVB Bank in the name of Trivascular Sales LLC (collectively, the “Bank Accounts”). After the Agreement Effective Date, the Borrower and the applicable Loan Parties shall be permitted to close the Bank Accounts and immediately transfer any remaining balances to the operating account ending in 1702 at Bank of America, N.A., so long as such operating account is and remains subject to a Control Agreement at all times.

SECTION 4. Effect of Forbearance. For the avoidance of doubt, the Borrower and each other Loan Party hereby acknowledges and agrees that this Agreement is a Loan Document. Except as expressly stated herein, the provisions of the Facility Agreement and the other Loan Documents have not been modified except as expressly set forth herein, are and shall remain in full force and effect in accordance with their terms, and shall constitute and remain as the legal, valid, binding, and enforceable obligations of the Borrower and the other Loan Parties, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Agent and/or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower and/or any Loan Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

SECTION 5. Covenants. Each of the Loan Parties hereby covenants and agrees as follows:

(a)    Weekly Cash Flow Forecast and Budget. On the Agreement Effective Date, the Borrower shall deliver to Agent: a 13-week rolling cash flow forecast for Borrower and Subsidiaries including a forecast of expenditures for the upcoming 13-week period by Borrower and Subsidiaries (as may be amended from time to time with the prior written consent of Agent, the “Budget”). On each Friday thereafter, beginning with Friday, May 15, 2020, during the period prior to the Forbearance Termination Date, Borrower shall deliver to Agent a report reconciling the actual performance for the week ending the preceding Friday with the projected performance pursuant to the previous week’s Budget, which report shall include (1) a calculation of the variance between actual and projected cash receipts and disbursements, (2) a narrative description of any material variances from, or changes to, the Budget, (3) the aggregate amount of payments made during such period and (4) the aggregate book cash balance of the Borrower and Subsidiaries as of the close of such period, in each case, in form and detail certified by the Borrower’s financial advisor and reasonably acceptable to Agent. The first variance report delivered on May 15, 2020 will be a draft report. Effective, May 22, 2020, the weekly variance report will be a final report each week thereafter.

(b)    Weekly Calls. Borrower and its investment banker shall conduct weekly calls with Agent and its representatives and provide a written report to the Agent and its representatives detailing the number of potential buyers contacted and the status of discussions with such potential buyers to the Agent and its representatives and such other information regarding the status of the sale and marketing process as the Agent may reasonably request. Information regarding the sale process received by Agent shall remain confidential and Agent and its representatives agree that they shall have no contact with any potential buyer without the permission of the Borrower, in each case, in accordance with and to the extent set forth in the Non-Disclosure Agreement, dated as of April 6, 2020, between Deerfield Management Company, L.P. and the Borrower (as amended or extended from time to time).

(c)    Sale Milestones. Borrower shall use commercially reasonable efforts to complete a marketing and sale process in accordance with the deadlines specified below, which deadlines in all cases may be extended by written agreement of Agent (collectively, the

“Milestones”). Failure to meet any of the Milestones shall constitute a Forbearance Termination Event. The Milestones are as follows:

(i)    no later than May 13, 2020, populate an on-line data room with substantially all relevant, material and available phase I information with respect to the sale or other disposition of the Borrower’s assets;

(ii)    no later than May 13, 2020, make available the same management presentations and marketing, financial and other documentation and information related to the asset sale process to participating potential bidders of the Borrower’s assets and provide a copy of the same to the Agent and its representatives concurrently with the first delivery thereof to any potential bidder; and

(iii)    no later than May 31, 2020, populate the on-line data room with substantially all remaining relevant, material and available information with respect to the sale or other disposition of the Borrower’s assets.

(d)    Notice of Forbearance Termination Events. Each Loan Party shall provide written notice to the Agent and to counsel to the Lender Parties within one (1) business day of its obtaining knowledge of the occurrence of any Forbearance Termination Event, which notice shall state that such event has occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event.

(e)    Fees and Expenses. Without limiting the obligations of the Loan Parties under the Loan Documents, the Borrower agrees to pay on demand all costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the fees and out-of-pocket expenses of Sullivan & Cromwell LLP, as outside counsel to the Lender Parties, with respect thereto.

SECTION 6. Amendments to Loan Documents. As of the Agreement Effective Date, each of the Loan Parties and the Lender Parties agree as follows:

(a)    No Conversions or Exchanges. Notwithstanding anything in the Facility Agreement, the February 2020 Exchange Agreement and Fourth Amendment or any other Loan Document to the contrary, no conversion or exchange of the Loans or Loan Notes into common or preferred stock or any other instrument (other than any voluntary conversion at the election of the Lenders) shall occur on or after the Agreement Effective Date, and each of the Facility Agreement, the February 2020 Exchange Agreement and Fourth Amendment and each other Loan Document shall be deemed amended to remove any and all provisions to the contrary. The foregoing limitation shall apply to, without limitation (i) any Forced Conversion (as defined in the Facility Agreement), (ii) the Initial Note Exchange, the Nellix Submission Exchange, the Nellix Approval Exchange, the Nellix Sales Exchange and any Qualified Equity Financing Exchange (each as defined in the February 2020 Exchange Agreement and Fourth Amendment) and (iii) any other conversion or exchange in accordance with the terms of the Facility Agreement, the February 2020 Exchange Agreement and Fourth Amendment or any other Loan Document, regardless of whether such conversion or exchange would have otherwise occurred at the option of the Borrower or automatically upon the satisfaction of specified conditions.

(b)    Interest Payments. Notwithstanding anything in the Facility Agreement, the February 2020 Exchange Agreement and Fourth Amendment or any other Loan Document to the contrary, any provision thereof that permits or requires the Loan Parties to make any payment of interest in the form of common or preferred stock or any other instrument (other than payments permitted to be made “in-kind” in the form of additional Loans in accordance with the terms of the Facility Agreement), or otherwise to issue such equity interests or instruments in lieu of any interest payment, including, without limitation, Section 2.6 of the Facility Agreement, shall be deemed amended to require that all such payments shall be due and payable in cash.

(c)    Permitted Investments. Clause (n) of the definition of “Permitted Investments” in the Facility Agreement is amended and restated to read in its entirety as follows:

“(n) so long as no Default or Event of Default has occurred and be continuing at the time thereof or would result therefrom, other Investments in an amount not exceeding $5,000,000 in the aggregate; provided, that, such Investments shall be subject to the proviso at the end of this definition;”

SECTION 7.    Interest Rate. Commencing on the Default Date and for so long as the Specified Defaults shall be continuing under the Facility Agreement, all Obligations shall accrue interest at a rate per annum equal to the Interest Rate otherwise in effect for the Loan plus two percent (2%) per annum in accordance with Section 2.7(b)(ii) of the Facility Agreement.

SECTION 8. Representations and Warranties. To induce the Lenders and the Agent to execute and deliver this Agreement, on behalf of itself and the other Loan Parties, Borrower hereby represents and warrants to the Lenders and the Agent that:

(a)    as of the date hereof, and after giving effect to this Agreement, the representations and warranties set forth in Section 3.1 of the Facility Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(b)    immediately before and after giving effect to this Agreement, no Default or Event of Default (other than any Specified Default) has occurred and is continuing;

(c)    each of Borrower and each other Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement, this Agreement has been duly executed and delivered by each of Borrower and each other Loan Party and this Agreement is the legal, valid and binding obligation of each of Borrower and each other Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of law; and

(d)    other than the Third Party Forbearance Agreement (as defined below) with respect to the ABL Credit Agreement (the “ABL Forbearance Agreement”), as of the date hereof, no Third Party Forbearance Agreements exist.

SECTION 9. Effectiveness. This Agreement shall become effective at the time (the “Agreement Effective Date”) that all of the following conditions precedent have been met:

(a)    Agreement. The Agent shall have received duly executed signature pages for this Agreement signed by the Agent, the Lender Parties, Borrower and other Loan Parties;

(b)    Representations and Warranties. The representations and warranties contained in Section 8 shall be true and correct;

(c)    ABL Forbearance Agreement. The ABL Forbearance Agreement shall be effective and on terms acceptable to the Lender Parties;

(d)    Expenses: (i) The Borrower shall have paid in full to the extent invoiced at least two (2) business days prior to the satisfaction of the condition set forth in Section 6(a) all of the reasonable and documented fees and expenses of (A) Sullivan & Cromwell LLP, as counsel to the Lenders Parties and (B) to the extent then due and payable pursuant to the terms of its fee letter, Houlihan Lokey, as financial advisor to the Lender Parties (the “Advisor”); and (ii) each Loan Party hereby reconfirms its joint and several obligations pursuant to Section 6.3 of the Facility Agreement to pay and reimburse the Agent and the Lender Parties for all reasonable costs and expenses (including, without limitation, the fees of Sullivan & Cromwell LLP and the Advisor referred to in clause (i)(y) above) incurred in connection with the negotiation preparation, execution and delivery of this Agreement and all other documents and instruments delivered in connection herewith; and

SECTION 10. Reaffirmation of Guarantee and Security. Each Loan Party, by its signature below, hereby agrees that:

(a)    (i) after giving effect to this Agreement, the Facility Agreement, Security Agreement and each other Loan Document shall continue to be in full force and effect and (ii) affirms and confirms all of its obligations and liabilities under the Facility Agreement, the Security Agreement and each other Loan Document, in each case after giving effect to this Agreement, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Agreement to secure such Obligations, all as provided in the Security Agreement as originally executed, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, the Obligations under the Facility Agreement and the other Loan Documents, in each case after giving effect to this Agreement; and

(b)    after giving effect to this Agreement, each Lien granted by it to the Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party shall (i) continue in full force and effect during the term of the Facility Agreement and (ii) continue to secure the Obligations, in each case on and subject to the terms and conditions set forth in the Facility Agreement and the other Loan Documents.

SECTION 11. Release.

(a)    In consideration of this Agreement and agreements of the Agent and Lender

Parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and the other Loan Parties (collectively, the “Releasing Parties”), each on behalf of itself and its successors, assigns, and other legal representatives hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, the Lender Parties, solely in their capacities as Lenders, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, in each case solely in their capacities relative to the Lender Parties and not in any other capacity such party may have relative to the Releasing Parties (Agent, each Lender Party, and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, the Loan Parties or any of their respective successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with the Facility Agreement or any of the other Loan Documents or transactions thereunder (any of the foregoing, a “Claim” and collectively, the “Claims”). Each Releasing Party expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 11. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Section 11. The foregoing release, covenant and waivers of this Section 11 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of any of the Loans, or the termination of the Facility Agreement, this Agreement, any other Loan Document or any provision hereof or thereof.

(b)    Each Releasing Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)    Each Releasing Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

SECTION 12. Incorporation by Reference. Article 6 (Miscellaneous) of the Facility Agreement is hereby incorporated by reference as if set forth herein in its entirety.

SECTION 13. More Favorable Terms. To the extent that any other forbearance, standstill or other similar agreement entered into by the Borrower or any Loan Party (any such agreement, a

“Third Party Forbearance Agreement”), or any amendment to any Third Party Forbearance Agreement, in each case, entered into or agreed after the date of this Agreement and during the Forbearance Period, provides any benefit or right (including, without limitation, the benefit of a forbearance period of shorter duration than the Forbearance Period) to any creditor party thereto that is more favorable than the benefits and rights provided to the Agent and the Lenders under this Agreement, taking into account the terms and conditions of the underlying debt financing documents in effect with such creditor party, this Agreement shall be deemed to be amended so as to cause any such benefit or right to be incorporated into this Agreement concurrently with making any such benefit or right available, and on comparable terms as it is made available, to any such other creditor.

SECTION 14. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Agreement. Each party to this Agreement agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signatures of each other party.

[Signature pages to follow]

IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the parties hereto as of the date first written above.

BORROWER: ENDOLOGIX, INC.

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: CFO

[Signature page to Forbearance Agreement]

GUARANTORS:

CVS/DMS ACQUISITION CORP.

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: CFO

NELLIX, INC.

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: CFO

TRIVASCULAR TECHNOLOGIES, INC.

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: CFO

TRIVASCULAR, INC.

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: CFO

ENDOLOGIX CANADA, LLC

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: CFO

TRIVASCULAR SALES LLC

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: CFO

[Signature page to Forbearance Agreement]

RMS/ENDOLOGIX SIDEWAYS MERGER CORP.

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: CFO

[Signature page to Forbearance Agreement]

AGENT AND LENDERS:

DEERFIELD PRIVATE DESIGN FUND IV, L.P.., as Agent and Lender

By:	Deerfield Mgmt IV, L.P., General Partner

By:	J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ David Clark
Name: David Clark
Title: Authorized Signatory

DEERFIELD PARTNERS, L.P., as Lender

By:	Deerfield Mgmt, L.P., General Partner

By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ David Clark
Name: David Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.., as Agent

By:	Deerfield Mgmt III, L.P., General Partner

By:	J.E. Flynn Capital III, LLC, General Partner

By:	/s/ David Clark
Name: David Clark
Title: Authorized Signatory

[Signature page to Forbearance Agreement]

Schedule I

Existing Compensation Plans

1. Vaseem Mahboob—2018 grant providing for equity and cash payments.